Exhibit 10.1
FIRST AMENDMENT
TO THE LITTELFUSE, INC.
OUTSIDE DIRECTORS’ EQUITY PLAN
     This First Amendment to the Littelfuse, Inc. Outside Directors’ Equity Plan (the “Plan”) is made and entered into effective as of the 28th day of July, 2008, by Littelfuse, Inc. (the “Company”).
WITNESSETH:
     WHEREAS, the Company maintains the Plan, which is administered by the committee appointed by the Board of Directors (the “Board”), to provide for grants of options, stock appreciation rights, restricted stock, and restricted stock units to its outside directors;
     WHEREAS, the Company wishes simplify its processes and to amend the Plan to allow grants of awards under the Plan to be made pursuant to an award agreement that is not required to be executed by the Company or the participant, unless the Board or the committee appointed to administer the Plan determines otherwise; and
     WHEREAS, Section 11.1 of the Plan permits the Board to amend the Plan at any time, subject to certain restrictions that do not apply hereto.
     NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.
     The definition of “Award Agreement” in Section 2.2 of the Plan is deleted in its entirety and replaced with the following:
2.2 “Award Agreement” means a written document setting forth the terms and provisions applicable to an Award granted to the Outside Director under the Plan, which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.
2.
Section 5.1 of the Plan shall be deleted in its entirety and replaced with the following:
5.1. Grant of Options pursuant to Award Agreements. Outside Directors may be granted Options in accordance with the provisions of this Section 5. Each Award shall be evidenced by an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, the time at which the Option shall vest, and such other provisions as the Board shall determine, which are not inconsistent with the terms and provisions of the Plan.

3.
Section 6.1 of the Plan shall be deleted in its entirety and replaced with the following:
6.1. Grant of SARs and Award Agreements. Outside Directors may be granted either Tandem or Non-Tandem SARs in accordance with the provisions of this Section 6. Each Award shall be evidenced by an Award Agreement, effective as of the grant date, which shall specify the grant price, the term of the SAR, the number of Shares subject to the SAR, the time at which the SAR shall vest, and such other provisions as the Board may determine, which are not inconsistent with the terms and provisions of the Plan.
4.
Section 7.1 of the Plan shall be deleted in its entirety and replaced with the following:
7.1. Grant of Restricted Stock and Award Agreements. Outside Directors may be granted             shares of Restricted Stock in accordance with the provisions of this Section 7. Each Award shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine which shall not be inconsistent with the terms and provisions of the Plan.
5.
Section 8.1 of the Plan shall be deleted in its entirety and replaced with the following:
8.1. Grant of Restricted Stock Units and Award Agreements. Outside Directors may be granted Restricted Stock Units in accordance with the provisions of this Section 8. Each Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Stock Units granted, the time at which the Restricted Stock Units shall vest and the time at which Shares will be transferred in settlement of the Restricted Stock Units, and such other provisions as the Board shall determine, which shall not be inconsistent with the terms and provisions of the Plan.
6.
     Any other provision in the Plan is deemed amended to the extent necessary to carry out the full intent of this First Amendment.
7.
     Except as specifically amended hereby, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this First Amendment.

LITTELFUSE, INC.

By:
Name:

Title:

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